CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the registration statement on Form N-2 (File No. 333-60760) ("Registration Statement") of our report dated July 23, 2001, relating to the financial statements appearing in the July 18, 2001 Report of TH Lee, Putnam Emerging Opportunities Portfolio (a series of TH Lee, Putnam Investment Trust) which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
July 24, 2001